Exhibit 99.1

Sunworks Names Patrick C. McCullough to Board of Directors

Seasoned Executive brings more than 20 years of experience with Fortune 500 companies, as a senior officer and Board member, with specific expertise in retail energy and renewables to Sunworks Board

PROVO, UT. December 3, 2021 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power and battery storage solutions for residential, agriculture, commercial, industrial, and public works markets, today announced the appointment of Patrick C. McCullough to the Sunworks Board of Directors. Mr. McCullough fills the seat vacated in August by Daniel Gross who stepped down to run the Climate Pledge Fund at Amazon. Mr. McCullough brings more than 24 years of C-level experience with startup and mature public companies, including Fortune 500 companies, and relevant expertise in retail energy, renewables, oil & gas, industrial equipment, building products and automotive industries.

Mr. McCullough most recently served as Chief Executive Officer, having been promoted from Chief Financial Officer, of Just Energy Group, Inc. (TSX:JE, NYSE:JE), a publicly traded energy management solutions provider with revenues of approximately $3 billion (CAD). Just Energy sold residential rooftop solar solutions among other energy management offerings. In this role, Mr. McCullough led the transformation of the company from a commoditized, push marketing business model to a customer-centric, differentiated value selling solutions provider. Previously, he served as CEO, after being promoted from CFO, of Amonix, Inc., the leading designer and manufacturer of concentrated photovoltaic (CPV) solar power systems. Before joining Amonix, McCullough served as CFO of IMI Severe Service, a $700 million-plus global leader in severe service valve and control solutions serving Fossil Power, Nuclear Power, Oil & Gas and Chemical Processing industries. Previous roles included Division CFO for two different business units of Johns Manville, a Berkshire Hathaway Company, a series of positions of increasing responsibility for Visteon, a Tier 1 automotive systems provider and the Ford Motor Company. He has a degree in Mechanical Engineering and an MBA from the University of Notre Dame.

Judith Hall, Chairperson of the Sunworks Board, commented, “Adding a proven executive with decades of relevant experience in our industry and with Fortune 500 companies significantly strengthens the Board. In particular, his recent success at driving transformational change at Just Energy will prove invaluable as we continue to scale our residential solar offering, and his deep industry connections in the CPV industry will benefit our supply chain initiatives. We welcome Patrick to the Board and look forward to benefitting from his expertise.”

“The solar industry appears to be entering a period of accelerated growth, as consumer demand, improved efficiency of the solutions and the availability of affordable panels and batteries has converged to make solar an economic as well as environmental benefit for consumers and businesses,” commented Mr. McCullough. “Sunworks has made significant progress in its efforts to create a platform for sustainable, scalable, profitable growth, and I look forward to contributing my expertise to help drive growth and create shareholder value.”

About Sunworks, Inc.

Sunworks, Inc. (NASDAQ:SUNW) is a premier provider of high performance solar power systems. Sunworks is committed to quality business practices that exceed industry standards and uphold its ideals of ethics and safety. Sunworks continues to grow its presence, expanding nationally with regional and local offices. The company strives to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including residential, commercial, industrial, agricultural, federal, and public works. Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers. All Sunworks’ employees uphold its guiding principles each day. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com and http://www.solcius.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Forward-looking statements include all statements other than statements of historical fact contained in this press release. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based largely on the expectations of the company and are subject to a number of risks and uncertainties. These risks include the risks described in “Risk Factors” in Part I, Item 1A of Sunworks, Inc.’s Annual Report on Form 10-K and in the other reports and documents Sunworks files with the Securities and Exchange Commission from time to time.

Any forward-looking statement made by Sunworks in this press release is based only on information currently available to Sunworks and reflects only as of the date on which it is made. Sunworks undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

Rob Fink

FNK IR

646.809.4048

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